Exhibit 10.34

SECOND AMENDED AND RESTATED OWENS-ILLINOIS, INC.

SENIOR MANAGEMENT INCENTIVE PLAN

Effective January 1, 2004

1.                                      History and purpose.

1.1                               The Owens-Illinois, Inc. Senior Management Incentive Plan, initially adopted by the Board of Directors of Owens-Illinois, Inc. effective on January 1, 1991 was amended in the form of the Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan and further amended by a First, Second and Third Amendment thereto (the “Original Plan”) effective on or as of January 1, 1993.  Pursuant to paragraph 8 of the Original Plan, said Board has duly authorized the further amendment and restatement of the Original Plan, effective on or as of January 1, 2004, in the form of this Second Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan.  The provisions of the Original Plan shall continue to govern with respect to Award Periods (as defined in the Original Plan) commencing before January 1, 2004 and with respect to all matters related thereto.

1.2                               The purposes of this Second Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan are to reward officers and other management employees who contribute to the success of the Company, by making the amount of their compensation significantly contingent upon the Company’s financial performance, and to attract and retain officers and other management employees of exceptional ability.

2.                                      Definitions.  The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

“Award” means the periodic bonus award granted to a Participant under this Plan.

“Board” means the Board of Directors of OI.

“Bonus Pool” means, for each year, the sum of all Target Bonuses for such year, as described in paragraph 5.1 hereof.

“CEO” means the Chief Executive Officer of OI.

“Committee” means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board.

“Company” means OI together with any corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by OI.

“Deferred Compensation Plan” means any plan or arrangement adopted by the Company whereby a Participant may be permitted, at his option, to defer the actual receipt of an Award otherwise payable to him under this Plan.

“Equity Participation Plan” means the 1997 Equity Participation Plan of Owens-Illinois, Inc. executed May 15, 1997, as amended from time to time.

“Fair Market Value” shall have the meaning set forth in the Equity Participation Plan.

“OI” means Owens-Illinois, Inc., a Delaware corporation.

“Operating Results” means the Company’s or a Unit’s annual results from operations for any Performance Period, determined in accordance with paragraph 7 hereof and expressed as a percentage of the Performance Period’s Performance Objective.

“Participant” means an officer or other management employee of the Company who is eligible to participate in this Plan in accordance with paragraph 4 hereof.

“Performance Objective” means the annual objective established in accordance with paragraph 6 hereof for the operating performance of the Company or a Unit.

“Performance Period” means the calendar year or any other period that the CEO or the Committee may determine.

“Plan” means this Second Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan as set forth herein or as from time to time amended.

“Restricted Stock” shall have the meaning set forth in the Equity Participation Plan.

“Share” means a share of common stock, par value $0.01 per share, of the Company.

“Target Bonus” means an amount established each year in accordance with paragraph 5 hereof equal to a stated percentage of a Participant’s annual base salary.

“Unit” means an operating unit or subsidiary of the Company.

Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.                                      Administration.

3.1                               The Plan will be administered by the CEO, whose administrative powers hereunder shall include the powers to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that he deems necessary or desirable for the administration of the Plan.  The CEO may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the CEO deems necessary or desirable.  Any decision of the CEO in the interpretation and administration of the Plan, as described herein, shall lie within his sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned.  Determinations made by the CEO under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

3.2                               The Board, in its discretion on recommendation of the CEO, shall be authorized at any time and from time to time to modify any Performance Objective, and the Committee, in its discretion on recommendation of the CEO, shall be authorized at any time and from time to time to adjust the amount of any Target Bonus and/or the size of the Bonus Pool; and to accelerate or defer the payment of Awards.

4.                                      Eligibility and participation.

4.1                               Each person who, at the beginning of 200_ or any subsequent calendar year, is an elected corporate officer of OI shall be eligible to participate in the Plan for such year.  Each person who first becomes an elected corporate officer of OI during 200_ or any subsequent calendar year shall be eligible to participate in the Plan for at least the balance of such year or, if approved by the Committee on recommendation of the CEO, for the entire year.

4.2                               The CEO shall designate those persons who shall be Participants for each Performance Period.  The CEO may prospectively or retroactively suspend or withdraw such approval with respect to any such Participant for all or any part of any year.

5.                                      Target Bonuses.

5.1                               A Target Bonus shall be established each year for each Participant, equal in amount to a stated percentage, not to exceed 100 percent, of his base salary for such year.

5.2                               The Committee shall establish the Target Bonus of the CEO, and the CEO shall establish the Target Bonuses of all other Participants under this Plan.  Target Bonuses shall be based on an evaluation of the responsibilities of each Participant and of each Participant’s potential to contribute to the attainment of the Performance Objective of the Company or the Participant’s Unit for such year.  Target Bonuses shall be established before or as soon as practicable after the beginning of each year, and each Participant shall thereupon be notified of his Target Bonus.

5.3                               If the rate of a Participant’s base salary is changed during a year after his Target Bonus has been established, the amount of his Target Bonus shall be adjusted to equal the stated percentage of his actual base salary before and after the change.

6.                                      Performance Objectives.  The Board, on recommendation of the CEO, shall establish one or more Performance Objectives for each Performance Period, each of which shall be expressed as the attainment, at the end of such Period, of a specified measurable operating, financial, or other objective, such as (but not limited to) one or more of the following criteria:  (i) earnings before or after taxes (including earnings before interest, taxes depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; or (xxvi) productivity improvement. The foregoing criteria may relate to the Company, one or more its subsidiaries or one or more of its Units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Board determines.  In addition, the CEO or the Committee may adjust, modify or amend the above business criteria, either in establishing any Performance Objective or in determining the extent to which any Performance Objective has been achieved.  Without limiting the generality of the foregoing, the CEO or the Committee shall have the authority, at any time it establishes a Performance Objective for the applicable Performance Period, to make equitable adjustments in the business criteria in recognition of unusual or non-recurring events affecting the Company or any Unit, in response to changes in applicable laws or regulation, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or as the CEO or Committee determines to be appropriate to reflect a true measurement of the profitability of the Company or its operating units, as applicable and to otherwise satisfy the purposes of this Plan.  Each Performance Period’s Performance Objective(s) shall be established before or as soon as practicable after the beginning of such Period, and each Participant shall thereupon be notified thereof.

7.                                      Operating Results.  As soon as practicable after the end of each Performance Period, the specific objective or objectives used as the Performance Objective(s) for such Period for the Company and each Unit shall be determined and reported to the Board and the CEO.  The Operating Results for each Performance Period, for purposes of the Plan, shall be the percentage which the specific objective or objectives used as the Performance Objective(s) for such Period, as so reported, is of the Performance Objective(s) for such Period.

8.                                      Determination of Awards.

8.1                               The Operating Results of the Company or a Participant’s Unit shall determine the extent to which a Participant’s Award shall be paid to such Participant.  However, and notwithstanding paragraph 8.2 hereof to the contrary, the CEO, in his discretion, may reduce or eliminate the Award of any Participant for any Performance Period to the extent the CEO determines that such Participant’s performance for such Period did not materially contribute to the Operating Results for such year or that any act or omission by such Participant has adversely affected (or can be reasonably expected to adversely affect) the Company or the Participant’s Unit.

8.2                               If the Company’s Operating Results are less than 90 percent, none of the Participant’s Award will be paid.  If the Company’s Operating Results are exactly 90 percent, 50 percent of the Participant’s Target Bonus will be paid as an Award.  For each percentage point by which the Company’s Operating Results exceed 90 percent but not 120 percent, an additional 5% percent of the Participant’s Target Bonus will be paid as an Award.  No more than 200 percent of the Participant’s Target Bonus shall be paid as an Award regardless of the level of the Company’s Operating Results.

9.                                      Payment of Awards.

9.1                               Except to the extent deferred at the option of a Participant in accordance with a Deferred Compensation Plan, and/or except to the extent distributable in the form of Restricted Stock at the option of a Participant in accordance with paragraph 9.4 hereof, each Participant’s Award for each year, determined in accordance with paragraph 8 hereof, shall be paid to him in cash no later than March 15 of the following year.

9.2                               In the event of a Participant’s death after the end of a Performance Period but before his Award, if any, for such Period has been paid to him, it shall be paid to the beneficiary or beneficiaries designated by him in writing filed with the Company or, in the absence of any such designation or if no such designated beneficiary survives the Participant, to the beneficiary or beneficiaries of his life insurance under the Company’s Life Insurance Plan.  If there is no such designated beneficiary or life insurance beneficiary, such Participant’s Award shall be paid to his estate.

9.3                               If a Participant’s employment with the Company is terminated for any reason during the course of a year, or if he is transferred to a position with the Company which the CEO determines no longer qualifies him to be a Participant eligible to participate in this Plan, the extent, if any, to which his Award for such year will be paid to him will be determined by the CEO, in his discretion.

9.4                               From time to time the Committee may grant to any Participant eligible for an Award under the Plan the option to receive all or any specified part of such Award in Restricted Stock.  On or before June 30 of any year for which the Committee has granted such an option, any Participant to whom such an option has been granted may elect, by written notice to the Committee, to receive distribution of all or any specified part of his Award for such year in the form of Restricted Stock with a Fair Market Value at the date of distribution equal to 100 percent (or such higher percent as determined by the Committee) of the dollar amount of such Award or part thereof if payable in cash.  If so elected, such distribution shall be made no later than March 15 of the following year, in accordance with applicable provisions of the Equity Participation Plan.  The terms of the Restricted Stock shall be set forth in a Restricted Stock Agreement, the form and content of which shall be approved by the Committee.

10.                               Amendment or termination of the Plan.  The Board or the Committee, in its sole discretion, may amend, alter, or terminate the Plan at any time, except that no such action shall adversely affect the rights of any person with respect to an Award that has become payable in accordance with paragraph 8 hereof without such person’s consent.

11.                               Miscellaneous.

11.1                        Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services of any Participant at any time and for any reason is specifically reserved to the Company.

11.2                        No rights under this Plan shall be assignable or transferable, or subject to encumbrance of any nature, except to the extent that a Participant may designate a beneficiary to receive any payment to be made following his death.  If any Participant or beneficiary shall attempt to assign, transfer, encumber or charge any such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon pass to such one or more persons as may be designated by the Committee from among the Participant, any beneficiary theretofore designated by the Participant, and any spouse, parent, or child of such Participant or beneficiary.

11.3                        With respect to the rights of Participants under the Plan, the obligations of the Company under the Plan shall be wholly unsecured.  The Company shall be under no obligation to reserve, segregate or earmark any cash or other property for the payment of any amounts under the Plan.

11.4                        Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law) may reduce any amounts payable to a Participant hereunder in order to satisfy any liabilities owed to the Company by the Participant.

11.5                        The Company shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

11.6                        The Plan shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio.

12.                               Effective Date.  This Plan, when duly executed, shall become effective on or as of January 1, 2004.

IN WITNESS WHEREOF, the Board of Directors of Owens-Illinois, Inc., has caused this Second Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan to be executed by a duly authorized officer of the corporation, this 26th day of January, 2005.

OWENS-ILLINOIS, INC.

By	/s/ James W. Baehren
Senior Vice President